UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 15, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2009, IA Global Inc.’s wholly owned subsidiary, Global Hotline, Inc. (“GHI”) signed Agreements with KDDI for the three month period from January 1, 2009 to March 31, 2009. GHI has agreed to sell telephone and wireless products on behalf of KDDI and will be paid primarily on an incentive basis for telephone lines sold and an hourly rate for wireless products sold with possible bonuses if certain volume targets are achieved, with payments due in 30 days after the month billed. For the three months ended December 31, 2008, GHI was paid on an hourly basis for telephone and wireless products sold. The Agreements may be cancelled under certain conditions.

The Agreements will be filed as exhibits to the Company’s Form 10-K for the twelve months ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: February 11, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer